Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Class A Common Stock

of

BBX CAPITAL, INC.

(Not to be used for signature guarantees)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE 23, 2021, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below) if you desire to tender your shares of Class A Common Stock, par value $0.01 per share of BBX Capital, Inc., a Florida corporation, and cannot deliver all required documents to the Depositary (as defined below) prior to the Expiration Time, or if the procedure for book-entry transfer of the shares desired to be tendered cannot be completed before the Expiration Time. See Section 3 of the Offer to Purchase.

This form, properly completed and duly executed, may be delivered to the Depositary as follows:

The Depositary for the Offer is:

If delivering by hand, express mail, courier, or other expedited service:	By fax:	By mail:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	Fax: (718) 234-5001 Telephone to confirm fax: (718) 921-8317	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The eligible institution that completes this form must communicate the guarantee to the Depositary and deliver to the Depositary the Letter of Transmittal or an agent’s message (as defined in Section 3 of the Offer to Purchase) and all other required documents to tender the Shares within the time period described herein. Failure to do so could result in a financial loss to such eligible institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to BBX Capital, Inc., a Florida corporation (the “Company”), on the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated May 25, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, which together the Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A Common Stock, par value $0.01 per share (together with the associated preferred share purchase rights) (the “Shares”), of the Company set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered: Shares*

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

Address(es):

Area Code and Telephone No(s):

Signature(s) of Holder(s):

Dated: , 2021

Check the following box and provide the following information if Shares will be tendered by book-entry transfer: ☐

Name of Tendering Institution:

Account Number at DTC:

*	Unless otherwise indicated, it will be assumed that all Shares held by the undersigned are to be tendered.

THE GUARANTEE BELOW MUST BE COMPLETED.

(Not to be used for signature guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named shareholder “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary a book-entry confirmation (as defined in the Offer to Purchase) with respect to such Shares, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message in the case of a book-entry delivery, and any other required documents, within two trading days (as defined in the Offer to Purchase) after the date hereof.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: , 2021